Exhibit 3(b)

BYLAWS OF BRINKER INTERNATIONAL, INC. (A DELAWARE CORPORATION)

-- August 21, 2014 --

TABLE OF CONTENTS
ARTICLE I

OFFICES
Section 1.    Registered Office    1
Section 2.    Other Offices    1
ARTICLE II

MEETING OF SHAREHOLDERS
Section 1.    Place of Meetings    1
Section 2.    Annual Meetings    1
Section 3.    Notice of Annual Meetings    2
Section 4.    Special Meetings    2
Section 5.    Notice of Special Meetings    2
Section 6.    Adjournment    3
Section 7.    Quorum    3
Section 8.    Order of Business    3
Section 9.    Voting    7
Section 10.    List of Shareholders    7
Section 11.    Inspectors of Votes    8
Section 12.    Action Without a Meeting    8
ARTICLE III

BOARD OF DIRECTORS
Section 1.    Powers    8
Section 2.    Number, Qualification and Term of Office    9
Section 3.    Resignation    9
Section 4.    Removal of Directors    9
Section 5.    Vacancies    10
MEETINGS OF THE BOARD OF DIRECTORS
Section 6.    Place of Meetings    10
Section 7.    Annual Meetings    10
Section 8.    Regular Meetings    10
Section 9.    Special Meetings; Notice    10
Section 10.    Quorum and Manner of Acting    10
Section 11.    Remuneration    11

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COMMITTEES OF DIRECTORS
Section 12.    Executive Committee; How Constituted and Powers    11
Section 13.    Organization    12
Section 14.    Meetings    12
Section 15.    Quorum and Manner of Acting    12
Section 16.    Other Committees    12
Section 17.    Alternate Members of Committees    13
Section 18.    Minutes of Committees    13
GENERAL
Section 19.    Actions Without a Meeting    14
Section 20.    Presence at Meetings by Means or Communications Equipment    14
ARTICLE IV

NOTICES
Section 1.    Type of Notice    14
Section 2.    Waiver of Notice    14
ARTICLE V

OFFICERS
Section 1.    Elected and Appointed Officers    14
Section 2.    Time of Election or Appointment    15
Section 3.    Salaries of Elected Officers    15
Section 4.    Term    15
Section 5.    Chairman of the Board    15
Section 6.    Chief Executive Officer    15
Section 7.    President    16
Section 8.    Executive Vice Presidents    16
Section 9.    Senior Vice Presidents    16
Section 10.    Vice Presidents    16
Section 11.    Assistant Vice Presidents    16
Section 12.    Secretary    17
Section 13.    Assistant Secretaries    17
Section 14.    Treasurer    17
Section 15.    Assistant Treasurers    18

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ARTICLE VI

INDEMNIFICATION
Section 1.    Actions Other Than by or in the Right of the Corporation    18
Section 2.    Actions by or in the Right of the Corporation    18
Section 3.    Determination of Right to Indemnification    19
Section 4.    Right to Indemnification    19
Section 5.    Prepaid Expenses    19
Section 6.    Other Rights and Remedies    19
Section 7.    Insurance    20
Section 8.    Mergers    20
ARTICLE VII

CERTIFICATES OF STOCK
Section 1.    Right to Certificate    20
Section 2.    Facsimile Signatures    21
Section 3.    New Certificates    21
Section 4.    Transfers    21
Section 5.    Record Date    21
Section 6.    Registered Shareholders    21
ARTICLE VIII

GENERAL PROVISIONS
Section 1.    Dividends    22
Section 2.    Reserves    22
Section 3.    Annual Statement    22
Section 4.    Checks    22
Section 5.    Fiscal Year    22
Section 6.    Corporate Seal    22
ARTICLE IX

AMENDMENTS
Section 1.    Amendments    22

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ARTICLE I

OFFICES
Section 1.    Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.
Section 2.    Other Offices. The Corporation may also have offices at such other place or places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II

MEETING OF SHAREHOLDERS
Section 1.    Place of Meetings. All meetings of the shareholders for the election of directors shall be held in the City of Dallas, State of Texas, at such place within such city as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of shareholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
Section 2.    Annual Meetings. Annual meetings of shareholders, shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting at which meeting the shareholders shall elect the Board of Directors, including the first week of November of each fiscal year, and transact such other business as may be properly brought before the meeting in accordance with these Bylaws.
When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the shares entitled to vote on, and who voted for or against, the matter shall decide any matter brought before such meeting, other than the election of Directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote, and shall be the act of the shareholders, unless otherwise provided by the Certificate of Incorporation, these Bylaws or by resolution of the Board of Directors.

Unless otherwise provided in the Certificate of Incorporation or these Bylaws, directors of the Corporation in a contested election (i.e., where the number of nominees for director exceeds the number of directors to be elected) shall be elected by a plurality of the votes cast by the holders of shares present and entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.  However, in an uncontested election (i.e., where the number of nominees for director is the same as the number of directors to be elected), directors shall be elected by a majority of the votes cast by the holders of shares present and entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.  In the event that a nominee for re-election as a director fails to receive the requisite majority vote at an annual or special meeting held for the purpose of electing directors where the election is uncontested such director must, promptly following certification of the shareholder vote, tender his or her resignation to the Board of Directors.  The Governance and Nominating Committee of the Board of Directors, or such other group of independent members of the Board of Directors as is determined by the entire Board of Directors (excluding the director who tendered the resignation) will evaluate any such resignation in light of the best interests of the Corporation and its shareholders and will make a recommendation to the entire Board of Directors as to whether to accept or reject the resignation, or whether other action should be taken.  In reaching its decision, the Board of Directors may consider any factors it deems relevant, including the director’s qualifications, the director’s past and expected future contributions to the Corporation, the overall composition of the Board of Directors and whether accepting the tendered resignation would cause the Corporation to fail to meet any applicable law, rule or regulation (including the listing requirements of any securities exchange).  The Board of Directors shall complete this process within 90 days after the certification of the shareholder vote and shall report its decision to the shareholders in the Corporation’s filing following such Board decision.

Section 3.    Notice of Annual Meetings. Written notice of the annual meeting, stating the place, date and hour of the meeting, and the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting shall be given to each shareholder of record entitled to vote at such meeting not less than ten or more than 60 days before the date of the meeting.
Section 4.    Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called at any time by order of the Board of Directors and shall be called by the Chairman of the Board, the President or the Secretary at the request in writing of a majority of the Board of Directors. Such requests shall state the purpose or purposes of the proposed special meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.
Section 5.    Notice of Special Meetings. Written notice of a special meeting, stating the place, date and hour of the meeting, the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, and the purpose or purposes for which the meeting is called shall be given to each shareholder of record entitled to vote at such meeting not less than ten nor more than 60 days before the date of the meeting.
Section 6.    Adjournment. Any meeting of stockholders, annual or special, may be adjourned from time to time, to reconvene at the same or some other place and notice need not be given of any such adjourned meeting if the time, place and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
Section 7.    Quorum. Except as otherwise provided by statute or the Certificate of Incorporation, the holders of stock having a majority of the voting power of the stock entitled to be voted thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting, in accordance with Section 6 of this Article II, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.
Section 8.    Order of Business. The Chairman of the Board, or such other officer of the Corporation designated by a majority of the Board of Directors, will call meetings of the shareholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of the meeting of the shareholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation by (i) imposing restrictions on the persons (other than shareholders of the Corporation or their duly appointed proxies) who may attend any such shareholders’ meeting, (ii) ascertaining whether any shareholder or his proxy may be excluded from any meeting of the shareholders based upon any determination by the presiding officer, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and (iii) determining the circumstances in which any person may make a statement or ask questions at any meeting of the shareholders.
At an annual meeting of the shareholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Board of Directors, or (iii) otherwise properly requested to be brought before the meeting by a shareholder of the Corporation in accordance with the immediately succeeding sentence. For business to be properly requested by a shareholder to be brought before an annual meeting, the shareholder must (i) be a shareholder of record at the time of the giving of the notice of such annual meeting by or at the direction of the Board of Directors, (ii) be entitled to vote at such meeting, and (iii) have given timely written notice thereof to the Secretary in accordance with Article II, Section 8A of these Bylaws.
Nominations of persons for election as Directors of the Corporation may be made at an annual meeting of shareholders only by or at the direction of the Board of Directors. Any shareholder (i) who is a shareholder of record at the time of the giving of the notice of an annual meeting of the shareholders by or at the direction of the Board of Directors, (ii) who is entitled to vote for the election of directors at such meeting and (iii) who has given timely written notice thereof to the Secretary in accordance with Article II, Section 8A of these Bylaws, may recommend one or more persons to be considered as a potential nominee or nominees for election as a Director or Directors of the Corporation at an annual meeting of the shareholders. Only persons who are nominated in accordance with this Article II, Section 8 will be eligible for election at a meeting of shareholders as Directors of the Corporation.
At a special meeting of shareholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Chairman of the Board, the President, a Vice President or the Secretary or (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Board of Directors.
The determination of whether any business sought to be brought before any annual or special meeting of the shareholders is properly brought before such meeting in accordance with this Article II, Section 8, and whether any nomination of a person for election as a Director of the Corporation at any annual meeting of the shareholders was properly made in accordance with this Article II, Section 8, will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, or any nomination was not properly made, he or she will so declare to the meeting and any such business will not be conducted or considered and any such nomination will be disregarded.
Section 8A.    Advance Notice of Shareholder Proposals and Director Nominations.

To be timely for purposes of Article II, Section 8 of these Bylaws, a shareholder’s notice must be addressed to the Secretary and delivered or mailed to and received at the principal executive offices of the Corporation not less than one hundred twenty (120) calendar days prior to the anniversary date of the date (as specified in the Corporation’s proxy materials for its immediately preceding annual meeting of shareholders) on which the Corporation first mailed its proxy materials for its immediately preceding annual meeting of shareholders; provided, however, that in the event the annual meeting is called for a date that is not within thirty (30) calendar days of the anniversary date of the date on which the immediately preceding annual meeting of shareholders was called, to be timely, notice by the shareholder must be so received not later than the close of business on the tenth (10th) calendar day following the day on which public announcement of the date of the annual meeting is first made. In no event will the public announcement of an adjournment of an annual meeting of shareholders commence a new time period for the giving of a shareholder’s notice as provided above.
In the case of a request by a shareholder for business to be brought before any annual meeting of shareholders, a shareholder’s notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a description in reasonable detail of the business desired to brought before the annual meeting and the reasons for conducting such business at the annual meeting, including the text of the proposal to be presented and the text of any resolutions to be proposed for consideration by the shareholders (ii) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of the Corporation that are owned beneficially and of record by the shareholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, (iv) whether and the extent to which any hedging, derivative or other transaction or instrument is in place or has been entered into prior to the date of delivery or receipt of such stockholder’s notice, by or for the benefit of the stockholder or beneficial owner with respect to the Corporation or its subsidiaries or any of their respective securities, debt instruments or credit ratings, including any transaction or instrument the intent or effect of which is to give rise to gain or loss as a result of changes in a trading price or credit rating of the Corporation and (v) any material interest of such shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business.
In the case of a recommendation by a shareholder of a person to be considered as a potential nominee for election as a director of the Corporation at any annual meeting of shareholders, a shareholder notice to the Secretary must set forth (i) the shareholder’s intent to nominate one or more persons to be a potential nominee or nominees for election as a director of the Corporation, the name of each such nominee proposed by the shareholder giving the notice, and the reason for making such nomination at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such nomination and the beneficial owner, if any, on whose behalf the nomination is proposed, (iii) the class and number of shares of the Corporation that are owned beneficially and of record by the shareholder proposing such nomination and by the beneficial owner, if any, on whose behalf the nomination is proposed, (iv) whether and the extent to which any hedging, derivative or other transaction or instrument is in place or has been entered into prior to the date of delivery or receipt of such stockholder’s notice, by or for the benefit of the stockholder or beneficial owner with respect to Corporation or its subsidiaries or any of their respective securities, debt instruments or credit ratings, including any transaction or instrument the intent or effect of which is to give rise to gain or loss as a result of changes in a trading price or credit rating of the Corporation, (v) any material interest of such shareholder proposing such nomination and the beneficial owner, if any, on whose behalf the proposal is made, (vi) a description of all arrangements or understandings between or among any of (A) the shareholder giving the notice, (B) each nominee, and (C) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice, (vii) such other information regarding each nominee proposed by the shareholder giving the notice as would be required to be included in a proxy statement filed in accordance with the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board, and (viii) the signed consent of each nominee proposed by the shareholder giving the notice to serve as a director of the Company if so elected. All recommendations will be presented to the Board of Directors, or the appropriate committee of the Board of Directors, for consideration.
The Corporation may also require any proposed nominee to furnish such other information, including completion of the Corporation’s directors questionnaire, as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation, or whether such proposed nominee would be considered “independent” as a director or as a member of the audit or any other committee of the Board of Directors under the various rules and standards applicable to the Corporation.
Notwithstanding the provisions of Sections 8 and 8A of this Article II, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in Sections 8 and 8A of this Article II. Nothing in Sections 8 and 8A of this Article II will be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement in accordance with the provisions of Rule 14a-8 under the Securities Exchange Act of 1934, as amended.
For purposes of this Article II, Section 8A, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or furnished to shareholders.

Section 9.    Voting. Except as otherwise provided in the Certificate of Incorporation, each shareholder shall, at each meeting of the shareholders, be entitled to one vote in person or by proxy for each share of stock of the Corporation held by him and registered in his name on the books of the Corporation on the date fixed pursuant to the provisions of Section 5 of Article VII of these Bylaws as the record date for the determination of shareholders who shall be entitled to notice of and to vote at such meeting. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held directly or indirectly by the Corporation, shall not be entitled to vote. Any vote of stock of the Corporation may be given at any meeting of the shareholders by the shareholder entitled thereto, in person or by his proxy appointed by an instrument in writing subscribed by such shareholder or by his attorney thereunto duly authorized and delivered to the Secretary of the Corporation or to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date, unless said proxy shall provide for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. At all meetings of the shareholders, all matters, except where other provision is made by law, the Certificate of Incorporation or these Bylaws, shall be decided by the vote of a majority of the votes cast by the shareholders present in person or by proxy and entitled to vote thereat, a quorum being present. Unless demanded by a shareholder of the Corporation present in person or by proxy at any meeting of the shareholders and entitled to vote thereat, or so directed by the chairman of the meeting, the vote thereat on any question other than the election or removal of directors need not be by written ballot. Upon a demand of any such shareholder for a vote by written ballot on any question or at the direction of such chairman that a vote by written ballot be taken on any question, such vote shall be taken by written ballot. On a vote by written ballot, each ballot shall be signed by the shareholder voting, or by his proxy, if there be such a proxy, and shall state the number of shares voted.
Section 10.    List of Shareholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger, either directly or through another officer of the Corporation designated by him or through a transfer agent appointed by the Board of Directors, to prepare and make, at least ten days before every meeting of the shareholders, a complete list of the shareholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to said meeting, either at a place within the city where said meeting is to be held, which place shall be specified in the notice of said meeting, or, if not so specified, at the place where said meeting is to be held. The list shall also be produced and kept at the time and place of said meeting during the whole time thereof and may be inspected by any shareholder of record who shall be present thereat. The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, such list or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.
Section 11.    Inspectors of Votes. In advance of any meeting of the shareholders, the Corporation shall appoint up to two Inspectors of Votes to act thereat. If no Inspector of Votes is able to act at a meeting of the shareholders, the chairman of the meeting shall appoint up to two Inspectors of Votes to act at the meeting. Each Inspector of Votes, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Such Inspectors of Votes shall take charge of the ballots, if any, at such meeting and after the balloting thereat on any question shall count the ballots cast thereon and shall make a report in writing to the secretary of such meeting of the results thereof. An Inspector of Votes need not be a shareholder of the Corporation, and any officer of the Corporation may be an Inspector of Votes on any question other than a vote for or against his election to any position with the Corporation or on any other question in which he may be directly interested.
Section 12.    Action Without a Meeting. Any action required to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes (determined as of the record date of such consent) that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereat were present and voted. The record date of a written consent shall be determined by the Board of Directors and shall be not later than 10 days after the date on which a shareholder gives notice to the Board of Directors of (i) the proposed action to be taken by consent and (ii) the date on which the first written consent to take such action has been executed. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders owning shares as of the record date who have not consented in writing.
ARTICLE III

BOARD OF DIRECTORS
Section 1.    Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, which shall have and may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the shareholders.
Section 2.    Number, Qualification and Term of Office. The number of directors which shall constitute the whole Board of Directors shall not be less than one nor more than twelve. The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors. Directors need not be shareholders. The directors shall be elected at the annual meeting of the shareholders, except as provided in Sections 4 and 5 of this Article III.
(a)    The term of any director elected at any annual meeting shall be a one (1) year term commencing on the first (1st) day of January following their election and expiring on thirty-first (31st) day of the following December, except that term of any director who is not re-elected (or, who has elected not to stand for re-election) at any subsequent annual meeting shall expire on the date of such annual meeting.
(b)    With respect to any new director who is elected for the first time at any annual meeting of shareholders, each such newly-elected director shall hold office for an interim term commencing on the date of their election until the thirty-first (31st) day of the following December. Thereafter, each such director shall hold office for a term as set forth in subparagraph (a) above.
(c)    With respect to any director who is elected at the annual meeting of shareholders in October 2014, each such director shall hold office for an interim term commencing on the date of their election until December 31, 2014. Thereafter, each such director shall hold office for a term as set forth in subparagraph (a) above.
(d)    Each director shall hold office for their term as set forth above and his successor is elected and qualified, or until his death or retirement or until he shall earlier resign or shall earlier be removed in the manner hereinafter provided.
Section 3.    Resignation. Any director may resign at any time by giving written notice of his resignation to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Secretary. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 4.    Removal of Directors. Any director may be removed, either with or without cause, at any time, by the affirmative vote of a majority in voting interest of the shareholders of record of the Corporation entitled to vote, given at any annual or special meeting of the shareholders called for that purpose. The vacancy in the Board of Directors caused by any such removal shall be filled by the Board of Directors as provided in Section 5 of this Article III.

Section 5.    Vacancies. In the event of open directorships resulting from resignation or removal of directors and/or any increase in the authorized number of directors, then person(s) to fill such open directorships may be chosen by a majority of the directors then in office though less than a quorum, or by a sole remaining director, and the person(s) so chosen shall hold office as director(s) until the thirty-first (31st) day of the following December, except that term of any such director who is not re-elected (or, who has elected not to stand for re-election) at the next annual meeting shall expire on the date of such annual meeting. Any director so chosen shall hold for a term as set forth in the preceding sentence and until their successors are elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.
MEETINGS OF THE BOARD OF DIRECTORS
Section 6.    Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.
Section 7.    Annual Meetings. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of shareholders and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held immediately following the annual meeting of shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.
Section 8.    Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.
Section 9.    Special Meetings; Notice. Special meetings of the Board of Directors may be called by the Chairman of the Board, President or Secretary on 24 hours notice to each director, either personally or by telephone or by mail, telegraph, telex, cable, wireless or other form of recorded communication; special meetings shall be called by the Chairman of the Board, President or Secretary in like manner and on like notice on the written request of two directors. Notice of any such meeting need not be given to any director, however, if waived by him in writing or by telegraph, telex, cable, wireless or other form of recorded communication, or if he shall be present at such meeting.
Section 10.    Quorum and Manner of Acting. At all meetings of the Board of Directors, a majority of the directors at the time in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 11.    Remuneration. Unless otherwise expressly provided by resolution adopted by the Board of Directors, no director shall, as such, receive any stated remuneration for his services; but the Board of Directors may at any time and from time to time by resolution provide that a specified sum shall be paid to any director of the Corporation, either as his annual remuneration as such director or member of any committee of the Board of Directors or as remuneration for his attendance at each meeting of the Board of Directors or any such committee. The Board of Directors may also likewise provide that the Corporation shall reimburse each director for any expenses paid by him on account of his attendance at any meeting. Nothing in this Section 11 shall be construed to preclude any director from serving the Corporation in any other capacity and receiving remuneration thereof.
COMMITTEES OF DIRECTORS
Section 12.    Executive Committee; How Constituted and Powers. The Board of Directors may, in its discretion, by resolution passed by a majority of the whole Board of Directors, designate an Executive Committee consisting of one or more of the directors of the Corporation. Subject to the provisions of Section 141 of the General Corporation Law of the State of Delaware, the Certificate of Incorporation, and these Bylaws, the Executive Committee shall have and may exercise, when the Board of Directors is not in session, all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it; but the Executive Committee shall not have the power to amend the Certificate of Incorporation (except that the Executive Committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in the Delaware General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemptions, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares or any series), to fill vacancies in the Board of Directors or the Executive Committee, to adopt an agreement of merger or consolidation under Section 251, 252, 254, 255, 256, 257, 258, 263 or 264 of the Delaware General Corporation Law, to recommend to the shareholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, to recommend to the shareholders a dissolution of the Corporation or a revocation of a dissolution, or to amend the Bylaws of the Corporation. Except as otherwise provided herein or in the Corporation’s Certificate of Incorporation, the Executive

Committee shall have the power and authority to authorize the issuance of common stock and grant and authorize options and other rights with respect to such issuance, to declare a dividend, to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law, and to fill vacancies in any other committee of directors elected or approved by officers of the Corporation. The Board of Directors shall have the power at any time, by resolution passed by a majority of the whole Board of Directors, to change the membership of the Executive Committee, to fill all vacancies in it, or to dissolve it, with or without cause.
Section 13.    Organization. The Chairman of the Executive Committee, to be selected by the Board of Directors, shall act as chairman at all meetings of the Executive Committee and the Secretary shall act as secretary thereof. In case of the absence from any meeting of the Executive Committee of the Chairman of the Executive Committee or the Secretary, the Executive Committee may appoint a chairman or secretary, as the case may be, of the meeting.
Section 14.    Meetings. Regular meetings of the Executive Committee, of which no notice shall be necessary, may be held on such days and at such places, within or without the State of Delaware, as shall be fixed by resolution adopted by a majority of the Executive Committee and communicated in writing to all its members. Special meetings of the Executive Committee shall be held whenever called by the Chairman of the Executive Committee or a majority of the members of the Executive Committee then in office. Notice of each special meeting of the Executive Committee shall be given by mail, telegraph, telex, cable, wireless or other form of recorded communication or be delivered personally or by telephone to each member of the Executive Committee not later than the day before the day on which such meeting is to be held. Notice of any such meeting need not be given to any member of the Executive Committee, however, if waived by him in writing or by telegraph, telex, cable, wireless or other form of recorded communication, or if he shall be present at such meeting; and any meeting of the Executive Committee shall be a legal meeting without any notice thereof having been given, if all the members of the Executive Committee shall be present thereat. Subject to the provisions of this Article III, the Executive Committee, by resolution adopted by a majority of the whole Committee, shall fix its own rules of procedure.
Section 15.    Quorum and Manner of Acting. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at a meeting thereof at which a quorum is present shall be the act of the Committee.
Section 16.    Other Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more other committees consisting of one or more directors of the Corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise, subject to the provisions of Section 141 of the General Corporation Law of the State of Delaware,

the Certificate of Incorporation and these Bylaws, the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power to fill vacancies in the Board of Directors, the Executive Committee or any other committee or in their respective membership, appoint or remove officers of the Corporation, or authorize the issuance of shares of the capital stock of the corporation except that such a committee may, to the extent provided in said resolutions, grant and authorize options and other rights with respect to the common stock of the Corporation pursuant to and in accordance with any plan approved by the Board of Directors. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, within or without the State of Delaware, and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise provide. Special meetings of the committees shall be held whenever called by the Chairman of the applicable committee or a majority of the members of such committee then in office. Notice of each special meeting of the any such committee shall be given by mail, telegraph, telex, cable, wireless or other form of recorded communication or be delivered personally or by telephone to each member of such committee not later than the day before the day on which such meeting is to be held. Notice of any such meeting need not be given to any member of such committee, however, if waived by him in writing or by telegraph, telex, cable, wireless or other form of recorded communication, or if he shall be present at such meeting; and any meeting of such committee shall be a legal meeting without any notice thereof having been given, if all the members of such committee shall be present thereat. The Board of Directors shall have power to change the members of any such committee at any time to fill vacancies, and to discharge any such committee, either with or without cause, at any time.
Section 17.    Alternate Members of Committees. The Board of Directors may designate one or more directors as alternate members of the Executive Committee or any other committee, who may replace any absent or disqualified member at any meeting of the committee, or if none be so appointed, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
Section 18.    Minutes of Committees. Each committee shall keep regular minutes of its meetings and proceedings and report the same to the Board of Directors at the next meeting thereof.

GENERAL
Section 19.    Actions Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.
Section 20.    Presence at Meetings by Means or Communications Equipment. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 20 shall constitute presence in person at such meeting.
ARTICLE IV

NOTICES
Section 1.    Type of Notice. Whenever, under the provisions of the statutes, the Certificate of Incorporation or these Bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, in person or by mail, addressed to such director or shareholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given in any manner permitted by Article III hereof and shall be deemed to be given at the time when first transmitted by the method of communication so permitted.
Section 2.    Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto, and transmission of a waiver of notice by a director or shareholder by mail, telegraph, telex, cable, wireless or other form of recorded communication may constitute such a waiver.
ARTICLE V

OFFICERS
Section 1.    Elected and Appointed Officers. The elected officers of the Corporation shall be a Chief Executive Officer, a President, one or more Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, with or without such descriptive titles as the Board of Directors shall deem appropriate, a Secretary and a Treasurer and, if the Board of Directors so elects, a Chairman of the Board (who shall be a director). The Board of Directors or the Executive Committee of the Board of Directors by resolution also may appoint one or more Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries, and such other officers and agents as from time to time may appear to be necessary or advisable in the conduct of the affairs of the Corporation.
Section 2.    Time of Election or Appointment. The Board of Directors at shall elect or appoint officers to fill the positions designated in or pursuant to Section 1 of this Article V at least annually and otherwise at any other time as necessary or advisable in the conduct of the affairs of the Corporation.
Section 3.    Salaries of Elected Officers. The salaries of all elected officers of the Corporation shall be fixed by the Board of Directors.
Section 4.    Term. Each officer of the Corporation shall hold his office until his successor is elected or appointed and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors or the Executive Committee may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors or the appropriate committee thereof.
Section 5.    Chairman of the Board. The Chairman of the Board shall preside, if present, at all meetings of the Board of Directors and the shareholders and shall perform such other reasonable duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.
Section 6.    Chief Executive Officer. The Chief Executive Officer shall have general supervision of the affairs of the Corporation and shall have general and active control of all its business. He shall preside, in the absence of the Chairman of the Board, at all meetings of shareholders. He shall see that all orders and resolutions of the Board of Directors and the shareholders are carried into effect. He shall have general authority to execute bonds, deeds, and contracts in the name of the Corporation and affix the corporation seal thereto; to sign stock certificates; to cause the employment or appointment of such officers, employees, and agents of the Corporation as the proper conduct of operations may require, and to fix their compensation, subject to the provisions of these Bylaws; to remove or suspend any employee or agent who was employed or appointed under his authority or under authority of an officer subordinate to him; to suspend for cause, pending final action by the authority that elected or appointed him, any officer subordinate to him; in coordination with the other officers and directors of the Corporation, to develop the Corporation’s basic strategic and long-range plans, including marketing programs, expansion plans and financial structure; and, in general, to exercise all of the powers of authority usually appertaining to the chief executive officer of a corporation, except as otherwise provided in these Bylaws.
Section 7.    President. The President shall be the Chief Operating Officer of the Corporation and, as such, shall have, subject to review and approval of the Chief Executive Officer, the responsibility for the day-to-day operations of the Corporation.
Section 8.    Executive Vice Presidents. In the absence of the President or in the event of his inability or refusal to act, the Executive Vice President (or, if there be more than one, the Executive Vice Presidents in the order designated or, in the absence of any designation, in the order of their election) shall perform the duties of the President and, when so acting, shall have all of the powers of and be subject to all of the restrictions upon the President. The Executive Vice Presidents shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. The officer in charge of finance, if one is so elected, shall also perform the duties and assume the responsibilities described in Section 14 of this Article for the Treasurer.
Section 9.    Senior Vice Presidents. In the absence of the Executive Vice President or in the event of his inability or refusal to act, the Senior Vice President (or, if there be more than one, the Senior Vice Presidents in the order designated or, in the absence of any designation, in the order of their election) shall perform the duties of the Executive Vice President and, when so acting, shall have all of the powers of and be subject to all of the restrictions upon the Executive Vice President. The Senior Vice Presidents shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, or the Chief Operating Officer may from time to time prescribe. The officer in charge of finance, if one is so elected, shall also perform the duties and assume the responsibilities described in Section 14 of this Article for the Treasurer.
Section 10.    Vice Presidents. In the absence of the Senior Vice President or in the event of his inability or refusal to act, the Vice President (or, if there be more than one, the Vice Presidents in the order designated or, in the absence of any designation, in the order of their election) shall perform the duties of the Senior Vice President and, when so acting, shall have all of the powers of and be subject to all of the restrictions upon the Senior Vice President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, or the Chief Operating Officer may from time to time prescribe. The officer in charge of finance, if one is so elected, shall also perform the duties and assume the responsibilities described in Section 14 of this Article for the Treasurer.
Section 11.    Assistant Vice Presidents. In the absence of a Vice President or in the event of his inability or refusal to act, the Assistant Vice President (or, if there be more than one, the Assistant Vice Presidents in the order designated or of their election or in such other manner as the Board of Directors shall determine) shall perform the duties and exercise the powers of that Vice President and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the Chief Operating Officer, or the Vice President under whose supervision he is appointed may from time to time prescribe.
Section 12.    Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all proceedings of such meetings in a book to be kept for that purpose and shall perform like duties for the Executive Committee or other standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall keep and account for all books, documents, papers, and records of the Corporation except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates and shall generally perform all of the duties usually appertaining to the office of the secretary of a corporation.
Section 13.    Assistant Secretaries. In the absence of the Secretary or in the event of his inability or refusal to act, the Assistant Secretary (or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors or, if there be no such determination, in the order of their appointment) shall perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, or the Secretary may from time to time prescribe.
Section 14.    Treasurer. The Treasurer (or the Vice President in charge of finance, if one is so elected) shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all of his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond (which shall be reviewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property or whatever kind in his possession or under his control belonging to the Corporation. The Treasurer shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer, or any such officer in charge of finance.
Section 15.    Assistant Treasurers. The Assistant Treasurer or Assistant Treasurers shall assist the Treasurer and, in the absence of the Treasurer or in the event of his inability or refusal to act, the Assistant Treasurer (or if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors or, if there is no such determination, in the order of their appointment), shall perform the duties and exercise the powers of the Treasurer, and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, or the Treasurer may from time to time prescribe.
ARTICLE VI

INDEMNIFICATION
Section 1.    Actions Other Than by or in the Right of the Corporation. The Corporation shall indemnify any person, to the fullest extent permitted by law, who was or is a party or is threatened to be made a party to any threatened, pending, or contemplated action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than as provided in Article VI, Section 2 with respect to an action by or in the right of the Corporation), by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (all of such persons being hereafter referred to in this Article as a “Corporate Functionary”), against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the Corporate Functionary did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.
Section 2.    Actions by or in the Right of the Corporation. The Corporation shall indemnify any Corporate Functionary who was or is a party or is threatened to be made a party to any threatened, pending, or contemplated action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Corporate Functionary against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 3.    Determination of Right to Indemnification. Any indemnification under Sections 1 or 2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Corporate Functionary is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VI. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.
Section 4.    Right to Indemnification. Notwithstanding the other provisions of this Article VI, to the extent that a Corporate Functionary has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him in connection therewith.
Section 5.    Prepaid Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined he is entitled to be indemnified by the Corporation as authorized in this Article VI.
Section 6.    Other Rights and Remedies. The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.    Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any past or present Corporate Functionary against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.
Section 8.    Mergers. For purposes of this Article VI, references to “the Corporation” shall include, in addition to the resulting or surviving corporation, constituent corporations (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.
ARTICLE VII

CERTIFICATES OF STOCK
Section 1.    Right to Certificate. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board, the President or a Vice President, and the Secretary or an Assistant Secretary of the Corporation certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, provide that some or all of any or all classes or series of the Corporation's stock may be in the form of uncertificated shares.

Section 2.    Facsimile Signatures. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
Section 3.    New Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.
Section 4.    Transfers. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation, subject to any proper restrictions on transfer, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
Section 5.    Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the date is adopted by the Board of Directors and which shall not be less than ten nor more than 60 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
Section 6.    Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not provided by the laws of the State of Delaware.
ARTICLE VIII

GENERAL PROVISIONS
Section 1.    Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors (but not any committee thereof) at any regular meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.
Section 2.    Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
Section 3.    Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the shareholders when called for by vote of the shareholders, a full and clear statement of the business and condition of the Corporation.
Section 4.    Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time prescribe.
Section 5.    Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.
Section 6.    Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the word “Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.
ARTICLE IX

AMENDMENTS
Section 1.    Amendments. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the shareholders or by the Board of Directors at any regular meeting of the shareholders or the Board of Directors or at any special meeting of the shareholders or the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting.
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